Exhibit 99.1

U P D A TE VOLUME 28, ISSUE 1 USPB.COM 866.877.2525 MARCH 2024 STAFF Stan Linville, Chief Executive Officer Scott Miller, Chief Financial Officer Danielle Imel, Sr.Vice President,Treasurer Tracy Thomas, Vice President, Marketing Brian Bertelsen, Vice President, Field Operations Lisa Phillips, Director of Operations Marva Weir, Administrative Assistant U.S. Premium Beef Headquarters P.O. Box 20103 Kansas City, MO 64195 uspb@uspb.com NEWSLETTER HIGHLIGHTS From the Reports Financial Results ...................... 1 USPB Facts ............................... 2 From the Expert Waste to Want ........................ 1 From the Ranch Shooting for Excellence ......... 5 From the Front Desk Delivery Rights Leasing Options ....................... 6 YPC Tours ................................. 6 Upcoming Sales ....................... 7 U.S. Premium Beef, LLC’s (USPB) financial results decreased in fiscal year 2023 as compared to the prior fiscal year. For the year, which ended Dec. 30, 2023, USPB recorded net income of $41.6 million compared to $169.4 million in fiscal year 2022, a decrease of approximately $127.8 million. The decrease in USPB’s net income FISCAL YEAR 2023 FINANCIAL RESULTS American - raised beef is recognized globally as a superior product. But, there is still much more product beyond boxed beef portions and trim that doesn’t typically make it to dinner plates. In an industry where efficiency scores home runs, variety meat processing and rendering may be contenders for occupying the heart of the sustainability lineup.These imperative processes ensure the entirety of each carcass is put to use , leaving no stranded runners on the fabrication floor. “We’re using 100% of the animal,” explains Doyle Leefers,Vice President of Variety Meats and Rendered Products and Services with National Beef. “Everything from nose to tail is being utilized as much as possible, adding to the bottom line to our investors, our members.” Rendering is not a new concept; the practice dates to ancestral hunter - gatherer cultures who learned to minimize waste by using every part of every fallen animal. However, its applications in modern society have come under fresh light with beef shoppers calling for sustainable practices. continued on page 3 was due to substantially lower net income at National Beef Packing Company, LLC (NBP). For the year, NBP realized net income of $277.1 million, a decrease of approximately $885.7 million over the prior year. The combined effects of lower gross continued on page 2 WASTE TO WANT How National Beef’s Rendered Products division provides a foundation for sustainability in beef processing.

USPB FACTS OUR MISSION “To increase the quality of beef and long - term profitability of cattle producers by creating a fully integrated producer - owned beef processing system that is a global supplier of high quality value - added beef products responsive to consumer desires.” continued from page 1 margins per head and higher costs led to lower profitability in 2023 as compared to 2022. In fiscal year 2023, USPB made distributions to its members totaling $73.4 million ($40.0 million in discretionary distributions and $33.4 million in tax distributions). On a per unit basis, USPB distributed $97.41 per combined Class A and Class B unit. For fiscal year 2023, producers delivered 808,908 head of cattle through USPB to NBP’s Kansas plants and 64,465 to NBP’s Iowa plant. For the year, average gross premiums for cattle delivered to the Kansas plants was $72.82 per head and $60.22 per head to the Iowa plant. USPB’s unique advantage continues to be the superior quality cattle delivered by our producers, which enables NBP to generate more value from the cattle we deliver and provides more opportunities in the consumer marketplace. Please call our office if you have questions about USPB’s financial and operational results. Ƈ $71.89 per head average premium paid to producers above cash market in 2023 19.1million head delivered through USPB during life of the program $790 million in total premiums through USPB during the life of the program 873K head delivered through USPB in 2023 2 USPB.com March 2024 FROM THE REPORTS continued from page 1 Though sustainability conversations in the beef industry center around ranch and range management, rendering is proving to be the key player that loads the bases for improved efficiency.“Rendering is the foundation of sustainability,” Leefers says, “and that is taking anything that is unusable, in terms, and making it usable.” As defined by the USDA, the rendering stage is, “an off - site process that uses heat to convert animal carcasses into safe, pathogen - free feed protein and other valuable end products while reducing the negative effects of the carcasses on people and the environment.” “Essentially, rendered products are any items left that could not be marketed as edible, inedible, pet food, or pharmaceutical,” Leefers says. Byproducts that would otherwise go into landfills — like meat, bone and tallow — are sought by industries like pet food and animal feed, fuel, pharmaceutical, medicinal and cosmetics, to name a few. Gallstones have a market in Eastern medicine. Jugular veins and the pericardium sac surrounding the heart are used to make stents for artery repair. Ox bile from the bladder goes into digestion supplements. Gel bone — extracted components of bone that have been heated, cooked and crushed — creates gelatin, with applications including edible Jello and acting as a binding agent in products like M&M’S ® and Skittles ® . Leefers says that medical industry pharmaceuticals are placing more emphasis on sourcing natural materials instead of synthetics. Bovine gelatin is increasingly used to make gel caps, for instance. “The big buzz now is collagen peptides,” he notes, pointing to the Vital Proteins ® & Jennifer Aniston Œ Protein and Collagen Bar that lists bovine collagen peptides as the first ingredient . “Tallow, once commonplace to sell as edible livestock feed components, has found a valuable place in the alternative fuel industry in the last five years. Its success in biofuel and renewable diesel production has greatly increased tallow value, with about 50% sold directly to biofuel customers, and another 40% going to traders who will resell it to alternative fuel buyers,” Leefers says. continued on page 4 Doyle Leefers As part of the National Beef team for almost 20 years, Doyle Leefers is the Vice President of Variety Meats and Rendered Products and Services, a role he has served since December 2011. Hailing from a small town in southeastern Nebraska, he studied animal science at the University of Nebraska - Lincoln and was a member of the livestock judging team.After graduating, he joined Cargill in boxed beef and pork sales and then went on to work with a commodity trade advisor in Omaha, Nebraska . He returned to the packing industry in 2006 and has since held many key leadership roles, including President of the World Renderers Organization and Chairman of the North American Renderers Association . The big buzz now is collagen peptides. Rendering allows beef to be a key ingredient for products ranging from pizzle sticks for dogs, gelatin as a binding agent in foods like Skittles ® and collagen peptides as a dietary supplement. USPB.com March 2024 3 FROM THE EXPERTS

American Renderers Association and president of the World Renderers Organization, he stresses the importance for packer representation at such meetings. “Our involvement in these organizations is important to reach potential customers to make connections and sell our product first and at the highest margin,” he says. At the end of the day, capturing the most value from variety meats and rendering is dependent on the lead - off players. Leefers encourages producers to continue making strides in animal welfare so that all parts of the carcass are in peak condition. “Management and animal husbandry affects everything,” he says. Ƈ DON’T FORGET If your contact information has changed recently, please notify the USPB office via email at uspb@uspb.com. Please notify the USPB office if you have unused Class A delivery rights you wish to make available for lease. USPB has a Transfer on Death (TOD) form, which can be used with your existing estate planning documents. Please call the USPB office at 866 - 877 - 2525 for more information. continued from page 3 In his position with National Beef, he oversees the offal — or organ meats, tissues and other body parts left over after harvesting . “Offal” can be broken down into edible and inedible products, sold as both fresh and frozen domestically and internationally depending on market demands. Once inaccurately regarded as “inedible for human consumption,” Leefers describes the wide market for variety meats which consists of more than 20 products including: tongues, omasum, abomasum, aorta, ox tails, ox lips, cheek meat, pizzles, honeycomb tripe, scaled tripe, large intestines, head meat, feet, hearts and livers. Excluding livers — all of which are exported — approximately 40% of variety meats are sold internationally, with the majority being marketed domestically.“More than 95% of the end consumer is going to be somewhat ethnic or the end - product dish is going to be ethnic focused,” he says. Japan is a huge market for National Beef, receiving about 90% of its natural beef tongues. Mexico is another big player and receives the bulk of small intestines, head meat, cheek meat and ox lips. Organs that do not meet the specifications for human consumption are sold as “wet pet” items to customers like feed manufacturer giants Mars Petcare ® and Nestlé Purina ® . These typically include lungs, kidneys, livers, spleens and hearts. Only specific risk materials, dubbed SRMs, are thrown away — one of the many consequences of the 2003 Bovine Spongiform Encephalopathy outbreak that prohibited feeding bovine products, back to bovine. Leefers credits a lot of National Beef’s new and growing markets to the company’s involvement in international trade associations . After occupying such roles as chairman for the North Variety meats like tripe (stomach lining) and heart are used in ethnic dishes like menudo and grilled heart skewers. 4 USPB.com March 2024 FROM THE EXPERTS the cattle on our grass, they would nub it into the ground, and we wouldn’t have grass for the rest of the summer,” she explains. “As far as the water, we have a very low water table. It’s important to keep it flowing and not overuse it.” With a sound system in place to raise high caliber cattle, the next puzzle piece was capturing the best value for their product.That pivotal moment in Kindi’s ranching journey came in 1998 when she and her husband decided to partner with USPB. Initially uncertain, they were soon convinced by the promise of better premiums and market access.The partnership not only provided a reliable market for their cattle, but also facilitated access to quality processing facilities, ensuring their beef reaches consumers as a premium product. Kindi says that what sets USPB apart is unwavering support and commitment to the membership.The responsiveness from team members makes ranchers feel valued and heard. Kindi emphasizes the human connection, recalling how USPB staff recognize her as an individual, not just a member number.“They don’t forget about you,” she says.“Every producer would benefit from being with them.” She especially commends USPB for its dedication to quality and integrity in the beef industry. “U.S. Premium Beef has been able to do things no other company can through helping us market our product,” she says. “We know when our product hits the supermarket or gets to SHOOTING FOR EXCELLENCE In the expanse of rural Yuma, Colorado, lies the Shooting Spear Ranch, owned by Kindi Kirchenschlager. For Kindi, ranching isn’t just a livelihood — it’s a family legacy intertwined with a commitment to sustainability. Her connection to the land is rooted in her upbringing on a farm.Together with her late husband and their two daughters the family transformed the initial 1,500 - acre property into the sprawling 5,000 - acres spread it is today. Over the years, they expanded their operations, embracing cattle, sheep and pigs. However, growing their ranch posed challenges, especially in the Sandhill region characterized by sugar sand and a fragile water table. Kindi emphasizes the significance of rotational grazing to preserve the grasslands essential for their cattle’s sustenance. “If we didn’t rotate the table of the consumer, they’re going to get an awesome cut of beef.They’re going to enjoy it and they’re going to be a repeat customer because they know the quality.” As the sun sets over the Shooting Spear Ranch and with USPB by her side, Kindi Kirchenschlager navigates the challenges of ranching with confidence, knowing her commitment to excellence is matched by a company that shares her values and vision for a bright future in the beef industry. “It’s been one of the best things in my portfolio I’ve ever done,” she reflects . “We have always been members of U . S . Premium Beef, and will continue to be . ” Ƈ click here for video It’s been one of the best things in my portfolio I’ve ever done. We have always been members of U.S. Premium Beef, and will continue to be. March 2024 USPB.com 5 FROM THE RANCH

FROM THE FRONT DESK

March 2024

OPTIONS FOR LEASING DELIVERY RIGHTS

Many unitholders who lease out their USPB Class A delivery rights every year have elected to participate in the company's multi-year list.

When on this list, delivery rights automatically go on the list beginning each delivery year with no further action required by the unitholder. This election will remain until the unitholder formally requests they be removed from the list. This provides convenience, eliminating the need for submitting paperwork annually.

If it has been your practice to have USPB lease your delivery rights every year, please call to have your name added to the multi-year list. ◆

YOUNG PRODUCER COUNCIL VISITS KANSAS CITY

Class Six of the USPB Young Producers Council (YPC) recently traveled to Kansas City for tours and educational programs at USPB's and National Beef's area operations. The YPC program started in 2016 and gives young men and women with ties to USPB the opportunity to become better acquainted with the company, and its relationship with National Beef.

Class Six toured National Beef's processing facility in Dodge City, Kansas, last fall. During their recent trip to Kansas City, the group met with USPB and National Beef management, toured the Kansas City headquarters, the Kansas City Steak Company, and National Beef Leathers in St. Joseph, Missouri. YPC members also attended a dinner hosted by the National Cattlemen's Beef Association.

If you have a young staff member who would benefit from the YPC program, please email us at uspb@uspb.com.


National Beef
205 Florence Road

Class Six YPC members pictured in front of the National Beef Leathers facility in St. Joseph, Missouri, pictured front row (L to R): Kenton Bloom, Kelsi Bloom, Desiree Yadon, Calen Bailey, Kelsey Pope, Callie Bloom, Tyler Siek, Erin Carney and Jordan Koons. Pictured second row (L to R): Jared Hoffman, Tyler Yadon, Andrew Scott, Tyler Scott, Ronny Pope, Charles Blattner, Cesar Hernandez, Kyle Bloom, Blair Carney and Ryan Koons.

To access the USPB website from your smartphone or tablet, use the camera on your device to scan the QR code to direct you to USPB.com.

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USPB.com

March 2024

FROM THE FRONT DESK

2024 UPCOMING SALES

USPB's Qualified Seedstock Suppliers are proud to offer genetics that can help achieve your goals. Check out these upcoming sale dates below.

MARCH 15
Marshall & Fenner
Malta Bend, MO

MARCH 16
Molitor Angus Ranch
Zenda, KS

MARCH 17
Bruning Farms
Bruning, NE

Briarwood Farms
Butler, MO

MARCH 23
Sandhill Farms
Haviland, KS

MARCH 25
Oleen Brothers
Dwight, KS

MARCH 26
Ferguson Angus
Agra, KS

APRIL 6
Gardiner Angus Ranch
Ashland, KS

APRIL 13
Fink Beef Genetics
Randolph, KS

APRIL 20
Heartland Simmental & Angus
New Hampton, IA

APRIL 27
Cow Camp
Lost Springs, KS

MAY 6
Gardiner Angus Ranch
Ashland, KS

PRIVATE TREATY

Blair Brothers Angus
Sturgis, SD

Crawford Angus
Adair, IA

Harms
Plainview Ranch
Lincolnville, KS

McCurry Bros. Angus
Sedgwick, KS

For more information and links to sale details, visit *www.uspb.com*.



USPB.com

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U.S. Premium Beef, LLC P.O. Box 20103 Kansas City, MO 64195 ADDRESS SERVICE REQUESTED A PRODUCER - OWNED BEEF COMPANY Ownership | Market Access | Value Based Pricing | Information Transfer